SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                 (Amendment No.)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/     Preliminary Proxy Statement
/_/     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement
/_/     Definitive Additional Materials
/_/     Soliciting Material Pursuant to Section 14a-12

                        SURGICAL LASER TECHNOLOGIES, INC.
                        ---------------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant):

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.

/_/     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)      Title of each class of securities to which transaction applies:

2)      Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)      Proposed maximum aggregate value of transaction:

5)      Total fee paid:

/_/     Fee paid previously with preliminary materials.

/_/ Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid: _________________________________________

        2)     Form, Schedule or Registration Statement No.: ___________________

        3)     Filing Party: ___________________________________________________

        4)     Date Filed: _____________________________________________________

                                   [SLT LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JULY 17, 2001

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Surgical Laser Technologies, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 17, 2001 at 9:00 a.m., local time, at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103, for the following purposes:

     1. To elect five directors to serve until the 2002 Annual Meeting and until their respective successors are elected;


     2. To ratify the appointment of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 30, 2001; and


     3. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on May 25, 2001 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     A copy of the Company's Annual Report for its fiscal year ended December 31, 2000 is being mailed to stockholders with this Notice.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he has returned a proxy.

                                         By Order of the Board of Directors,


                                         Davis Woodward
                                         Secretary

Montgomeryville, Pennsylvania
June 14, 2001

                        SURGICAL LASER TECHNOLOGIES, INC.
             PROXY STATEMENT FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Surgical Laser Technologies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held Tuesday, July 17, 2001 at 9:00 a.m., local time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103. The Company's executive offices are located at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936. The Company's telephone number at that location is (215) 619-3600.

These proxy solicitation materials were first mailed on or about June 14, 2001 to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

Stockholders of record at the close of business on May 25, 2001 are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 2,327,965 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") were issued and outstanding.

As of May 25, 2001, the following persons were known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:


                                             NUMBER OF              PERCENT OF
    NAME AND ADDRESS                          SHARES                   CLASS

Steven T. Newby...........................   221,400                   9.50%
6116 Executive Blvd.
Rockville, MD 20852


Robert L. Crutchfield.....................   150,000(1)                6.42%
1003 23rd Avenue, Suite B
Tuscaloosa, AL  35401

Kontron Instruments Holding N.V...........   139,130                   5.98%
Julianaplein 22
Curacao, Netherlands Antilles

-------------


(1) Includes 10,000 shares which Mr. Crutchfield has the right to purchase under outstanding stock options exercisable within 60 days after May 25, 2001.




REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any such notice of revocation should be sent to: Surgical Laser Technologies, Inc., 147 Keystone Drive, Montgomeryille, Pennsylvania 18936, attention: Davis Woodward, Secretary.

VOTING AND SOLICITATION

On all matters presented to the Company's stockholders for a vote, the holders of Common Stock vote as a single class, and the holder of each share of Common Stock is entitled to one vote per share. The holders of Common Stock do not have cumulative voting rights in the election of directors.

The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present, in person or by proxy, and entitled to vote and voting at the Annual Meeting is required for the election of each director. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required for the ratification of the appointment of the independent auditors (the "Proposal").

Abstention from voting will have the practical effect of voting against the Proposal since an abstention represents one less vote for the Proposal. Broker non-votes will have no effect on the Proposal since they will not represent shares entitled to vote thereon at the Annual Meeting. Abstentions and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on behalf of the Company by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2002 Annual Meeting of Stockholders must be received by the Company no later than February 14, 2002 in order that they may be included, subject to compliance with applicable federal securities laws and regulations, in the proxy statement and form of proxy relating to that meeting.

In addition, the persons named as proxies on the form of proxy to be mailed in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the 2002 Annual Meeting of Stockholders will be authorized to vote in their discretion on any stockholder proposal not included in the Company's Proxy Statement if the Company does not receive written notice of such proposal by April 30, 2002. Such proxy holders' authority to vote in their discretion on stockholder proposals as to which the Company does receive notice by April 30, 2002 will be determined in accordance with the rules of the Securities and Exchange Commission.

                              ELECTION OF DIRECTORS
NOMINEES

Five directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below. Each of the nominees is now a director of the Company with a term expiring at the Annual Meeting. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

The names of the nominees, and certain information about them as of May 25, 2001, are set forth below.


NAME OF DIRECTOR          AGE       PRINCIPAL OCCUPATION                                         DIRECTOR SINCE
----------------          ---       --------------------                                         --------------

Richard J. DePiano        59        Chairman and Chief Executive Officer of Escalon                   1986
                                        Medical Corp.
Sheldon M. Bonovitz       64        Chairman and Partner, Duane, Morris & Heckscher LLP,              1985
                                        Counsel to the Company
Jay L. Federman           63        Ophthalmologist and attending Surgeon and Co-Director             1987
                                        of Research, Wills Eye Hospital and Chief of
                                        Ophthalmology at Medical College of Pennsylvania
Michael R. Stewart        44        President and Chief Executive Officer of the Company              1999
James Lee Stafford        60        Certified Public Accountant and Managing Partner of Watkins,      2000
                                        Ward and Stafford, PLLC


Directors will serve until the 2002 Annual Meeting and until the due election of their respective successors.

Except as set forth below, each of the nominees has been engaged in his principal occupation described above for the past five years. There are no family relationships among directors or officers of the Company.

Richard J. DePiano has served as the Chairman of the Board of Directors of the Company since July 1995. Since March 1997, Mr. DePiano has served as Chairman and Chief Executive Officer of Escalon Medical Corp., of which he is also a director. Mr. DePiano has been the Chief Executive Officer of The Sandhurst Company, L.P. and the Managing Director of The Sandhurst Venture Fund since 1986. Mr. DePiano is also a Director of PhotoMedex, Inc.

Sheldon M. Bonovitz has been a partner in the law firm of Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania, since 1969, where he also serves as Chairman and a member of the management committee. Mr. Bonovitz also serves as a director of Comcast Corporation and eResearchTechnology, Inc.

Jay L. Federman, M.D. has been an attending surgeon at Wills Eye Hospital, Philadelphia, Pennsylvania, since 1980 and an ophthalmologist in private practice since 1968. Dr. Federman was a founder of SITE Microsurgical Systems, Inc. and serves as a director of Escalon Medical Corp. and Chief of Ophthalmology at the Medical College of Pennsylvania.

Michael R. Stewart has served as President and Chief Executive Officer of the Company since July 1999. Prior to Mr. Stewart's appointment as President and Chief Executive Officer, he served as the Company's Vice President and Chief Financial Officer for nearly nine years.

James Lee Stafford, CPA has been a partner in the regional accounting firm of Watkins, Ward and Stafford PLLC, since 1968, where he also serves as Managing Partner and Chairman of the Executive Committee.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of the Common Stock of the Company as of May 25, 2001 by each director and nominee for director, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. The persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the table and notes thereto.


                                                                      Shares Beneficially Owned
                                                                      -------------------------
Name                                                                  Number            Percent
----                                                                  ------            -------

Robert L. Crutchfield ............................................    150,000(1)         6.42%
James Lee Stafford................................................    105,000            4.51%
Davis Woodward ...................................................     68,348(2)         2.89%
Jay L. Federman ..................................................     66,072(3)         2.81%
Michael R. Stewart ...............................................     54,852(4)         2.30%
Richard J. DePiano ...............................................     50,900(5)         2.15%
Sheldon M. Bonovitz ..............................................     27,333(6)         1.16%
All directors and executive officers as a group (7 persons).......    522,505(7)        20.84%


------------


(1) Includes 10,000 shares with Mr. Crutchfield has the right to purchase under outstanding stock options exercisable within 60 days after May 25, 2001.

(2) Includes 38,566 shares which Mr. Woodward has the right to purchase under outstanding stock options exercisable within 60 days after May 25, 2001.

(3) Includes 19,233 shares which Dr. Federman has the right to acquire under outstanding stock options exercisable within 60 days after May 25, 2001 and 2,499 shares owned by Dr. Federman's child. Dr. Federman disclaims beneficial ownership of such 2,499 shares.

(4) Includes 53,566 shares which Mr. Stewart has the right to purchase under outstanding stock options exercisable within 60 days after May 25, 2001.

(5) Includes 35,900 shares which Mr. DePiano has the right to acquire under outstanding stock options exercisable within 60 days after May 25, 2001.

(6) Represents 22,233 shares which Mr. Bonovitz has the right to acquire under outstanding stock options exercisable within 60 days after May 25, 2001 and 5,100 shares owned by a pension trust of which Mr. Bonovitz is the beneficiary.

(7) Includes 179,498 shares which such persons have the right to purchase under stock options exercisable within 60 days after May 25, 2001.


BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 2000. All directors attended at least 75% of the meetings held during 2000 of the Board of Directors and of the committees upon which such director served.

The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, if so requested by the Board of Directors, also serves as the Nominating Committee.

The Executive Committee currently consists of directors Stewart, DePiano and Bonovitz. The Executive Committee exercises the full authority of the Board of Directors between meetings of the Board of Directors. The Executive Committee did not meet in the fiscal year ended December 31, 2000.

The Executive Committee, in its capacity as Nominating Committee, or the Board of Directors, will consider stockholder nominations of candidates for director provided that the nominating stockholder furnishes the Secretary of the Company, not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders, written information about such candidate equivalent to the information concerning the candidates nominated by the Company's Board of Directors contained in the Company's proxy statement for the immediately preceding annual meeting of stockholders.

The Audit Committee currently consists of directors DePiano, Federman and Stafford. The Audit Committee reviews and evaluates the Company's accounting principles and its systems of internal accounting controls, addresses specific financial issues and takes action relating to the financial reporting of the Company. The Audit Committee held four meetings in the fiscal year ended December 31, 2000.

The Compensation Committee currently consists of directors Bonovitz, DePiano and Federman. When requested by the Board of Directors, the Compensation Committee administers the Company's 2000 Equity Incentive Plan, reviews other compensation plans and establishes methods of compensation. The Compensation Committee did not meet during the fiscal year ended December 31, 2000.


DIRECTOR COMPENSATION

Each director of the Company who is not an officer or employee of the Company (an "Outside Director") receives an annual retainer of $15,000 and a fee of $500 for each committee meeting attended other than meetings held in conjunction with meetings of the Board of Directors.

The Company maintains the 2000 Equity Incentive Plan (the "Plan"). Pursuant to the terms of the Plan, each person who is or becomes a director of the Company and is neither an officer of nor otherwise employed by the Company or any subsidiary (an "Outside Director") is entitled to receive nonqualified options ("Director Options") under the Plan. Individuals who first became Outside Directors after adoption of the Plan will receive Options to purchase 10,000 shares on the 15th day after first being elected to the Board, with the number increasing to 15,000 if the individual is elected to serve as Chairman. Each Outside Director is also entitled to receive Options to purchase 10,000 shares upon completion of three years of service since the most recent grant of options under the Plan or under the Company's Second Amended and Restated Stock Option Plan for Outside Directors (the "Outside Director Plan"). The number of options increases to 15,000 if the Outside Director has served as Chairman during the three-year period.

The exercise price for all Director Options is 100% of the fair market value of the Common Stock on the date of grant. Director Options are exercisable in three equal consecutive annual installments commencing one year from the date of grant, but all Director Options become immediately exercisable upon the consummation of any business combination transaction involving the sale of all or substantially all of the assets of the Company to, or the acquisition of shares of the Company's Common Stock representing more that 50% of the votes which all stockholders of the Company are entitled to cast by, any person not presently an affiliate of the Company. Director Options terminate upon the earliest to occur of: (a) ten years from the grant date; (b) one year after the Outside Director's death if such death occurs while the optionee is an Outside Director or within the three-month or three-year period specified in the next two clauses; (c) three months after the optionee ceases to serve as an Outside Director for any reason other than death or disability, except as noted in clause (b) above; or (d) three years after the optionee ceases to serve as an Outside Director due to disability, except as noted in clause (b) above.

An aggregate 250,000 shares of Common Stock were reserved for issuance under the Plan, of which 45,000 shares are subject to outstanding options to Outside Directors. The Outside Director Plan expired in May 2000 with respect to future grants; 50,700 options granted to Outside Directors remain outstanding thereunder.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth certain information with respect to compensation paid by the Company during each of the three fiscal years ended December 31, 2000, January 2, 2000 and January 3, 1999 to the chief executive officer of the Company and the other executive officers of the Company whose annual salary and bonus in 2000 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                               Compensation
                                                    Annual                     ------------
                                                    Compensation               Awards
                                                    ------------               ------                 All Other
Name & Principal Position          Year     Salary ($)        Bonus($)         Options                Compensation
-------------------------          ----     ----------        --------         -------                ------------
                                                                               (#)                    ($)
                                                                               ---                    ---
Michael R. Stewart (1)             2000      187,784           23,125            50,000(4)               3,140(6)
President, Chief Executive         1999      169,507                -            50,000                    643(7)
Officer and Director               1998      153,932                -                 -                    643(7)

Davis Woodward (2)                 2000      136,379           13,434            20,000(4)               3,073(8)
Vice President, Chief Financial    1999      132,384                -            27,500(5)               1,285(7)
Officer                            1998      127,392                -                 -                  1,285(7)

Robert L. Crutchfield (3)          2000      112,823           30,000            30,000                  2,419(9)
Vice President of Business
Development


------------


(1) Mr. Stewart was appointed President and Chief Executive Officer in July 1999. Prior to his appointment as President and Chief Executive Officer, Mr. Stewart served as the Company's Vice President and Chief Financial Officer.
(2) Mr. Woodward was appointed Vice President and Chief Financial Officer in October 1999. Prior to his appointment as Chief Financial Officer, Mr. Woodward served as the Company's Vice President, Legal and Tax Affairs.
(3) Mr. Crutchfield was appointed Vice President of Business Development in June 2000.
(4)  These options were granted in 2001 for services rendered in 2000.
(5)  These options were granted in 2000 for services rendered in 1999.
(6) Represents $2,497 in contributions to Mr. Stewart's defined contribution plan and $643 in premiums for certain supplementary life insurance coverage.
(7) Represents payments of premiums for certain supplementary life insurance coverage.
(8) Represents $1,788 in contributions to Mr. Woodward's defined contribution plan and $1,285 in premiums for certain supplementary life insurance coverage.
(9)  Represents payments for contributions to Mr. Crutchfield's Simple IRA Plan.


The following table sets forth information with respect to options granted during the fiscal year ended December 31, 2000 to the persons named in the Summary Compensation Table above.



                        OPTION GRANTS IN LAST FISCAL YEAR


                                         % of Total                                         Potential Realizable Value
                                         Options                                            at Assumed Annual Rates
                                         Granted to                                         of Stock Price Appreciation
                                         Employees                                          for Option Term
                            Options      In Fiscal        Exercise                          ---------------------------
Name                        Granted(#)   Year             Price        Expiration Date      5%               10%
----                        ----------   ----             -----        ---------------      ---              ---
Davis Woodward                27,500     27.3%            $2.94        January 18, 2010     $50,812          $128,766
Robert L. Crutchfield         30,000     29.8%            $2.00        June 1, 2010         $37,734          $ 95,625



The following table sets forth information with respect to options held at December 31, 2000 by the persons named in the Summary Compensation Table above. No options were exercised by such persons during the fiscal year ended December 31, 2000. No outstanding options were in the money at December 31, 2000.

                          FISCAL YEAR-END OPTION VALUES

                                                Number of Unexercised Options
                                                at Fiscal Year End
                                            -----------------------------------

     Name                                   Exercisable           Unexercisable
     ----                                   -----------           -------------
     Michael R. Stewart                          50,739                  36,207
     Davis Woodward                              26,906                  30,034
     Robert L. Crutchfield                            -                  30,000



EMPLOYMENT AND OTHER AGREEMENTS

In October 1999, the Company entered into an employment agreement with Michael
R. Stewart pursuant to which Mr. Stewart serves as the Company's President and Chief Executive Officer for successive one-year terms expiring December 31 absent at least three months' prior written notice of termination by either party. Mr. Stewart's minimum annual base salary under the agreement is $185,000 and his agreement provides that he will be eligible for a bonus of 50% of base salary pursuant to bonus programs developed by the Board of Directors based on objective criteria related to the Company's results of operations. Mr. Stewart was awarded a $23,125 bonus for fiscal 2000. If Mr. Stewart's employment is terminated by the Company without cause during the initial or any renewal term of the agreement (other than following a change in control as described below), Mr. Stewart will be entitled to severance benefits equal to continuation of his base salary, health, disability and life insurance for a one-year period and the right to exercise options which are not then exercisable for a period equal to the lesser of: (1) one year from the date of termination for all options granted after 1996 and five years from the date of termination for all options granted before 1997 or (2) the original term of such options. If Mr. Stewart's employment is terminated without cause within two years following a change in control or if Mr. Stewart resigns his employment within two years after a change in control following (a) the relocation of Mr. Stewart's principal business location by more than 35 miles, (b) a significant reduction in Mr. Stewart's duties and responsibilities from those existing prior to the change in control or (c) a reduction in Mr. Stewart's then-current base salary, Mr. Stewart will be entitled to severance benefits equal to continuation of his base salary and his health, disability and life insurance for a one-year period and the right to exercise any options granted under the agreement which are not otherwise exercisable for a period equal to the lesser of: (1) one year from the date of termination for all options granted after 1996 and five years from the date of termination for all options granted before 1997 or (2) the original term of such options. Mr. Stewart was also granted under the agreement options to purchase 50,000 shares of the Company's Common Stock at the market price. The Company is obligated to provide long-term disability insurance equal to 60% of Mr. Stewart's base salary, a $1 million life insurance policy and automobile, vacation, and other insurance benefits as are available to the Company's other senior executive officers. During the term of the agreement and for a period of one year thereafter, Mr. Stewart is prohibited from competing with the Company in any respect, interfering with the Company's business relationships or soliciting business from the Company's customers.

The Company maintains a severance benefits program for certain key employees, including Mr. Woodward and Mr. Crutchfield. Under the terms of this program, a participant whose employment is terminated by the Company other than for cause and other than following a change in control is entitled to continue receiving his then-current base salary and coverage under the medical, dental, supplemental life and supplemental disability insurance policies, if any, being provided at the time of termination for a specified period, with the obligation to provide such insurance coverage terminating in the event the participant is provided substantially the same coverage from a new employer. Mr. Woodward and Mr. Crutchfield are entitled to continue receiving such base salary and insurance coverage for a period of one year under the foregoing circumstances. In addition, if, within two years following a change in control of the Company, Mr. Woodward's employment is terminated without cause or he resigns following
(a) the relocation of his principal business location, (b) a significant reduction in the duties or responsibilities from those existing prior to the change in control, or (c) a reduction in his then-current base salary, then, in any such event, he is also entitled to continue receiving his then-current base salary and coverage under the aforementioned insurance program (subject to the restriction described above) for a period of 12 months. In addition, under such circumstances, Mr. Woodward is also entitled to continue receiving the aforementioned insurance coverages for a period of 12 months, and all unvested options which he holds become exercisable in full and all outstanding options remain exercisable for the lesser of the remaining scheduled term thereof or an extended exercise period, which is one year for options granted after December 1996 and five years for options granted before January 1997.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation Committee currently consists of Sheldon M. Bonovitz, Richard J. DePiano and Jay L. Federman. Mr. Bonovitz is Chairman and a partner of Duane, Morris & Heckscher LLP, which serves as the Company's primary legal counsel.


REPORT ON EXECUTIVE COMPENSATION

The Company's executive compensation program is reviewed and administered by the whole Board of Directors. This report reflects the Company's compensation philosophy as endorsed by the Board and resulting compensation actions taken by the Company.

Compensation Philosophy and Objectives

The Company's executive compensation program has been designed to:

     o support a pay-for-performance philosophy that differentiates compensation amounts based on both corporate and individual performance;

     o    provide market-competitive compensation opportunities;

     o reward executives for long-term strategic management and the enhancement of stockholder value through delivering appropriate ownership in the Company; and

     o attract top talent and retain and motivate key executives whose abilities are critical to the long-term success and competitiveness of the Company.

Executive Compensation Components

To meet the above-stated compensation objectives, the Company has structured a compensation program comprised of base salary, annual incentive opportunities, long-term incentive opportunities primarily in the form of stock options and benefits typically offered to executives.

Base salaries for executives are targeted to be competitive with other technology-based companies with revenues of $10-$50 million. Individual salaries are considered for adjustment annually; adjustments are based upon the general movement in external salary levels, individual performance and potential, and/or changes in duties and responsibilities. Excluding the chief executive officer, whose compensation is discussed in greater detail below, the base salary increase for Mr. Woodward effective for 2000 was 3%. Mr. Crutchfield become an executive officer of the Company as of June 1, 2000. His base salary was set at $150,000 per year.

Under the Company's bonus program, certain management personnel, including executive officers, were entitled to receive a bonus based upon the achievement, or over-achievement, by the Company of its budgeted 2000 operating income, and certain non-executive management personnel could be awarded, at any level of operating income, a portion of the potential bonus based on personal performance and other subjective criteria. The bonus program was reviewed and approved by the Board of Directors at the beginning of the fiscal year. The amount of bonus would be a percentage of base salary that is fixed based on the participant's position. The amount of bonus subject to subjective criteria would be an amount of up to twenty-five percent of the participant's potential bonus. For 2000, the Committee awarded a $13,434 bonus to Mr. Woodward. Mr. Crutchfield was paid a bonus of $30,000 under a guarantee which was made in connection with the acquisition of Surgical Innovations & Services, Inc. ("SIS") and which was applicable only to fiscal year 2000.

The long-term incentive opportunities are designed to link the interests of the executive with those of the stockholders. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. The value of these stock options is tied to the future performance of the Company's stock.

Chief Executive Officer Compensation

The specific compensation actions for Mr. Stewart were as follows:

Pursuant to his employment agreement, Mr. Stewart is entitled to a minimum annual base salary of $185,000 and was granted options to purchase 50,000 shares of Common Stock at the market price. Mr. Stewart is also entitled to a bonus of 50% of his base salary under a bonus program developed by the Board of Directors based on the Company achieving objective operating targets. A bonus of $23,125 was awarded to Mr. Stewart for services rendered in 2000.

The Board of Directors believes that Mr. Stewart's base salary and option grant represent a competitive compensation package. At the same time, the Board of Directors believes that it limited the Company's cash compensation obligations, consistent with the Company's operating expense reduction efforts, while providing a strong incentive to improve the Company's operating results through a bonus program.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility for corporate income tax purposes of compensation paid to certain executive officers. The Board of Directors has carefully considered the impact of this provision on the compensation awarded to those executive officers during 2000. The Board of Directors has determined that compensation paid to executive officers under current plans would be less than the $1 million limit and, therefore, deductible for Federal income tax purposes.

Submitted by the Board of Directors:

Sheldon M. Bonovitz, Esq.         Richard J. DePiano       Jay L. Federman, M.D.
                     James Lee Stafford        Michael R. Stewart


PERFORMANCE GRAPH

The following graph sets forth a comparison of cumulative total return since January 1, 1996 among the Company, the Nasdaq Composite Index and a peer group selected by the Company. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 1996 in each of the Company, the Nasdaq Composite Index and a weighted index of the issuers in the peer group described below.

                                    [GRAPHIC]

              In the printed version of the document, a line graph
                     appears which depicts the plot points:

                          Surgical              Nasdaq               Peer
                       Laser Tech Inc.         Composite             Group
                       ---------------         ---------             -----

     Dec. 95               100.00               100.00               100.00
     Dec. 96               124.96               123.03               106.41
     Dec. 97               117.52               150.68               114.68
     Dec. 98                27.50               212.47                73.46
     Dec. 99                26.00               394.84               112.54
     Dec. 00                20.00               237.36                71.76

(1) In 1993, the Company defined its peer group for purposes of this performance graph to be all publicly traded companies with a Standard Industrial Classification Code of 3845 (electromedical apparatus) having market capitalization as of December 31, 1992 ranging from $20 million to $100 million. Except as noted below with respect to certain periods during which certain companies ceased independent operations or were no longer public companies, the Company continues to use as its peer group the companies that met the criteria set forth above, which are: 4-D Neuroimaging (Formerly Biomagnetic Technologies, Inc.), American Medical Technologies, Inc., Arrhythmia Research Technology, Inc., ATL Ultrasound Inc., Bio-Logic Systems Corp., Candela Corp., Criticare Systems Inc., Fonar Corp., Imatron Inc., Laser Industries Ltd., (used through December 31, 1997), Laserscope, Lunar Corporation, Medstone International, Inc. (formerly Cytocare, Inc.), Non-Invasive Monitoring Systems, Inc., Q-Med, Inc., Somanetics Corporation, Trimedyne, Inc., Valley Forge Scientific Corp., and Work Recovery, Inc.


                            REPORT OF AUDIT COMMITTEE

The Audit Committee members are Richard J. DePiano, Jay L. Federman and James Lee Stafford. The Audit Committee assists the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal requirements and the Company's external auditors. All Audit Committee Members are independent of the Company within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards. The Audit Committee is governed by a written Charter, a copy of which is attached as Exhibit A to this Proxy Statement.

The Audit Committee has reviewed and discussed the Company's audited consolidated balance sheets as of December 31, 2000 and January 2, 2000 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000 with the Company's management. The Audit Committee has discussed with Grant Thornton LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in financial statements).

The Audit Committee has also received and reviewed written disclosures and a letter from Grant Thornton LLP required by Independence Standards Board Standard No.1 (concerning matters that may affect an auditor's independence) and has discussed with Grant Thornton LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

This report of the Audit committee shall not be deemed proxy solicitation material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such acts.


                        Submitted by the Audit Committee

Richard J. DePiano                Jay L. Federman             James Lee Stafford


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Grant Thornton LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending December 30, 2001. The affirmative vote of the holders of a majority of the outstanding Common Stock present in person or by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP. The shares represented by the enclosed proxy will be voted as directed. If no choice is specified in the proxy, the shares represented by the enclosed proxy will be voted "FOR" the selection of Grant Thornton LLP, as the Company's independent accountants. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

On June 12, 2000, at the recommendation of the Audit Committee and with the approval of the Executive Committee, the Company removed Arthur Andersen LLP ("AA") as its independent accounting firm and appointed Grant Thornton LLP ("Grant Thornton") to replace AA. Accordingly, Grant Thornton examined the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2000.

AA's audit reports on the Company's financial statements for the fiscal years ended January 2, 2000 and January 3, 1999 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainties, audit scope or accounting principles.

There were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AA, would have caused them to make reference thereto in their reports on the Company's financial statements for the fiscal years ended January 2, 2000 and January 3, 1999. Representatives of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. In addition to audit services, Grant Thornton also provided certain non-audit services to the Company in 2000. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Grant Thornton. The following table sets forth the fees incurred by the Company for the services of Grant Thornton in connection with its audit of the Company's financials statements for the fiscal year ended December 31, 2000, and for all other services of Grant Thornton in 2000.



                         Financial Information Systems
  Audit Fees             Design and Implementation Fees           All Other Fees
  ----------             ------------------------------           --------------
  $35,425                               -                         $32,292 *

  --------


* Consisted primarily of fees in connection with the December 31, 1998 audit related to the acquisition of SIS.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope, which has been enclosed.

                                         By Order of the Board of Directors,


                                         Davis Woodward
                                         Secretary
Dated: June 14, 2001

                        SURGICAL LASER TECHNOLOGIES, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JULY 17, 2001
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints Michael R. Stewart and Davis Woodward, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common Stock of Surgical Laser Technologies, Inc., (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company's counsel, Duane, Morris & Heckscher LLP, 4200 One Liberty Place, 1650 Market Street, Philadelphia, Pennsylvania 19103 on Tuesday, July 17, 2001, at 9:00 a.m., local time, and at any adjournment thereof as follows:


                   (Continued and to be signed on other side)



[X]     Please mark your
        votes as in this
        example.

                              FOR all                    WITHHOLD             Nominees:        Sheldon M. Bonovitz
                          nominees listed              AUTHORITY                               Richard J. DePiano
                             at right                   to vote for                            Jay L. Federman
                         except as marked              all nominees                            James Lee Stafford
                         to the contrary              listed at right                          Michael R. Stewart
                              [    ]                       [   ]

1.     For the election
       of five directors,
       to serve until
       their successors
       are duly elected,
       as described in
       the accompanying
       Proxy Statement.



INSTRUCTIONS: To withhold authority
to vote for any individual nominee,
strike a line through that nominee's name.

2.     Proposal to ratify appointment                                FOR          AGAINST          ABSTAIN
       of Grant Thornton LLP as the                                  [ ]              [ ]              [ ]
       Company's independent accountants
       for the fiscal year ending
       December 30, 2001.


     The Board of Directors recommends a vote FOR the election of the nominees listed and FOR the proposal to ratify the appointment of Grant Thornton LLP as the Company's independent accountants.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the election of the nominees for director and FOR the proposal to notify the appointment of Grant Thornton LLP as the Company's independent accountants.

PLEASE, MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

SIGNATURE__________________________          DATE_________________________

___________________________________          DATE_________________________, 2001
        SIGNATURE IF HELD JOINTLY

Note: This proxy should be dated and signed by the stockholder exactly as his name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                       Exhibit A


                        SURGICAL LASER TECHNOLOGIES, INC.

                             AUDIT COMMITTEE CHARTER

PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts to advise the Committee. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditors are ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board.

MEMBERSHIP

The Committee shall be comprised of not fewer than three members of the Board, and the Committee's composition shall satisfy the requirements of the Audit Committee Policy of The Nasdaq Stock Market. Accordingly, all of the members shall be directors:

          who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

          who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee shall have accounting or related financial management expertise.

KEY RESPONSIBILITIES

The Committee's job is one of oversight, and the Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, more knowledge and more detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee may diverge from this guide as it deems appropriate given the circumstances.


          The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) and shall review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

          As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q and the matters required to be discussed by SAS No. 61.

          The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

          The Committee shall:

               request from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

               discuss with the outside auditors any such disclosed relationship and their impact on the outside auditor's independence; and

               recommend that the Board take appropriate action to oversee the independence of the outside auditor.

          The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the outside auditors.

Adopted by the Board of Directors on May 25, 2000